Exhibit 99.1

PHAZAR CORP Reports Fourth Quarter and Fiscal Year 2010 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--July 19, 2010--PHAZAR CORP, (NASDAQ: ANTP) designs, manufactures and markets antennas, wireless mesh network solutions, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the audited results of operations for the three and twelve month periods ended May 31, 2010.

Fourth Quarter Fiscal Year 2010

Revenues of $1,732,834 for the fourth quarter increased 4% compared to $1,660,513 for the same period last year. Commercial Wireless sales have made a good recovery, showing gains in excess of 75% over the fourth quarter last year. Sales from our new mesh wireless product became noticeable for the first time as well. But our traditional governmental related categories showed continued sluggish demand, falling 29%.

The net loss in the fourth quarter of fiscal year 2010 is attributed to a 20% increase in cost of goods sold and a 43% increase in sales and administration expense compared to the same three month period in prior year.

The $224,251, or 20% increase in cost of goods sold is largely attributed to a $203,000 warranty reserve for an ongoing voluntary recall of safety climb components and a replacement of a specific production run of a new antenna design that was found to have a manufacturing defect, which has since been rectified. Excluding that reserve charge, ongoing gross profit margins continued the improved pattern seen in prior quarters.

The $314,846, or 43% increase in sales and administration expense reflects higher compensation costs associated with employees working on our mesh radio wireless network product line and indirect labor costs. Research and development costs of $159,533 were down $205,529, or 56% for the three months ended May 31, 2010 compared to $365,062 in the prior year, but that is essentially a timing issue as R&D is flat for the full fiscal year.

The Company recognized a net loss of $569,397, or $.25 per share for the fourth quarter, compared to net loss of $282,245, or $.12 per share, in last year's fiscal fourth quarter.

Fiscal Year Ending May 31, 2010

The Company reported revenues for the fiscal year 2010 of $7,638,611, an increase of 4% compared to $7,310,281 for the comparable period last year. The pattern of sales for the fiscal year was similar to the fourth quarter; steady accelerating recovery and growth in commercial lines and meaningful mesh sales, albeit from a very small base, offset by subdued governmental customer demand.

Net loss for fiscal year 2010 was $937,994, or $.41 per share compared to net loss of $582,195, or $.25 per share for the comparable period last year.

Backlog of Orders

The Company's backlog of orders on May 31, 2010, totaled approximately $2,907,590 compared to $1,741,746 at May 31, 2009, an increase of 67%. Incoming orders for the year ended May 31, 2010 totaled $8,846,659 versus $6,662,609 for the comparable period last year, an increase of 33%.

Commenting on the quarter and year, Garland P. Asher, Chairman and CEO, said, “No one likes to report a loss year and PHAZAR CORP is no exception. Having said that, there was progress made on several fronts. First the backlog is $1.17 million larger at the start of Fiscal 2011 than it was at the start of Fiscal 2010, a hopeful sign. Second, we were able to maintain our R&D investment and continue to invest in new products which are fueling our growth in commercial sales. And last, we have been able to maintain our gross margin improvement, which should positively impact profitability when and as revenue trends improve.”

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-K for the year ended May 31, 2010, estimated to be filed with the Securities and Exchange Commission on or around August 29, 2010.

The Form 10-K will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP.” This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIODS ENDED MAY 31, 2010 AND 2009

	Three Months Ended		Year-To-Date
	May 31,	May 31,	May 31,	May 31,
	2010	2009	2010	2009
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Sales and contract revenues	$1,732,834	$1,660,513	$7,638,611	$7,310,281
Cost of sales and contracts	1,364,312	1,140,061	4,364,102	4,910,677

Gross Profit	368,522	520,452	3,274,509	2,399,604
Gross Profit Margin	21.2%	31.3%	42.9%	32.8%

Selling, general and administration expenses	(1,054,505)	(739,659)	(3,683,471)	(2,555,693)
Research and development costs	(159,533)	(365,062)	(1,051,021)	(1,093,462)
Total selling, general and administration expenses	1,214,038	1,104,721	4,734,492	3,649,155

Operating Loss	(845,516)	(584,269)	(1,459,983)	(1,249,551)

Other Income
Interest income	(25,154)	19,929	11,195	154,691
Other income	8,361	1,007	27,999	42,076

Total Other Income	(16,793)	20,936	39,194	196,767

Loss from operations before income taxes	(862,309)	(563,333)	(1,420,789)	(1,052,784)

Income tax benefit	(292,912)	(281,088)	(482,795)	(470,589)

Net loss	$(569,397)	$(282,245)	$(937,994)	$(582,195)

Basic loss per common share	$(.25)	$(.12)	$(.41)	$(.25)

Diluted loss per common share	$(.25)	$(.12)	$(.41)	$(.25)

Weighted Average Shares Outstanding
Basic	2,302,995	2,338,315	2,300,191	2,358,101
Diluted	2,302,995	2,338,315	2,300,191	2,358,101

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS MAY 31, 2010 AND 2009

ASSETS

	May 31, 2010	May 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$2,030,774	$3,320,647
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0 as of May 31, 2010 and $1,120 as of May 31, 2009	748,671	663,499
Inventories	3,481,074	2,531,816
Prepaid expenses and other assets	95,586	76,261
Income taxes receivable	316,374	343,145
Note receivable	432,146	-
Deferred income taxes	105,314	74,853
Total current assets	7,209,939	7,010,221

Property and equipment, net	1,170,090	1,140,141

Long – term deferred income tax	232,188	116,995
TOTAL ASSETS	$8,612,217	$8,267,357

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$477,111	$215,840
Accrued liabilities	899,072	486,666
Deferred revenues	207,514	16,884
Total current liabilities	1,583,697	719,390

TOTAL LIABILITIES	1,583,697	719,390

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued or outstanding, attributes to be determined when issued	-	-
Common stock, $0.01 par, 6,000,000 shares authorized 2,378,428 and 2,371,728 issued and outstanding	23,785	23,718
Additional paid in capital	4,403,261	3,974,476
Treasury stock , at cost, 71,341 shares in 2010	(215,918)	(205,611)
Retained earnings	2,817,392	3,755,384
Total shareholders’ equity	7,028,520	7,547,967

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,612,217	$8,267,357

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED MAY 31, 2010 AND 2009

	2010	2009
	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(937,994)	$(582,195)
Adjustments to reconcile net loss to net cash provided (used) by
Operating activities:
Depreciation	142,299	115,854

Stock based compensation	428,855	251,338
Tax benefit for employee stock options	(145,810)	(87,283)
Deferred federal income tax	(145,655)	(48,487)
Changes in operating assets and liabilities:
Accounts receivable	(85,172)	323,759
Inventory	(949,258)	(754,481)
Income taxes receivable	26,771	(173,548)
Prepaid expenses	(19,325)	(28,498)
Accounts payable	261,271	(82,352)
Accrued expenses	412,406	23,987
Deferred revenue	190,630	(298,770)
Net cash used by operating activities	(820,982)	(1,340,678)

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of Note Receivable	(432,146)	-
Redemption of marketable securities	-	2,650,000
Purchase of property and equipment	(172,248)	(316,911)
Purchase of treasury stock	(10,307)	(205,611)
Net cash provided by (used in) investing activities	(614,701)	2,127,478

CASH FLOWS FROM FINANCING ACTIVITIES:

Federal income tax benefit-stock options expensed	145,810	87,283
Net cash provided by financing activities	145,810	87,283

Net increase (decrease) in cash and cash equivalents	(1,289,873)	874,084

CASH AND CASH EQUIVALENTS, beginning of year	3,320,647	2,446,563

CASH AND CASH EQUIVALENTS, end of year	$2,030,774	$3,320,647

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest expense	$6,666	$5,521

Income taxes	$-	$-

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com